As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333-289012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BITMINE IMMERSION TECHNOLOGIES, INC.
(Exact name of registrant as specified in our charter)

Delaware	84-3986354
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

Bitmine Immersion Technologies, Inc.

10845 Griffith Peak Dr., #2

Las Vegas, Nevada 89135

(404) 816-8240

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

Jonathan Bates, Chief Executive Officer

Bitmine Immersion Technologies, Inc.
10845 Griffith Peak Dr., #2

Las Vegas, Nevada 89135

Telephone: (404) 816-8240

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael Blankenship

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, TX 77002-2925

(713) 651-2600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 28, 2025, Bitmine Immersion Technology, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-289012) (as amended, the “Registration Statement”). This Post-Effective Amendment No.1 to Form S-3 (the “Post-Effective Amendment”) is being filed to correct a scrivener’s error related to the number of shares outstanding before and after the offering referenced in the Registration Statement. The Registration Statement shows the number of shares outstanding before and after the offering to be 103,206,975 and 163,881,073, respectively. This Post-Effective Amendment changes the number of shares outstanding before and after the offering to be 109,527,225 and 121,739,533, respectively. No additional securities are registered under this Post-Effective Amendment and there are no other changes to the Registration Statement. All applicable registration and filing fees were paid by the registrant in connection with the filing of the Registration Statement. This Post-Effective Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

BITMINE IMMERSION TECHNOLOGIES, INC.

45,113,714 Shares of Common Stock

11,006,444 Pre-Funded Warrants to Purchase up to 11,006,444 Shares of Common Stock

11,006,444 Shares of Common Stock Underlying Pre-Funded Warrants

3,192,620 Strategic Advisor Warrants to Purchase up to 3,192,620 Shares of Common Stock

3,192,620 Shares of Common Stock Underlying Strategic Advisor Warrants

1,231,945 Placement Agent Warrants to Purchase up to 1,231,945 Shares of Common Stock

1,231,945 Shares of Common Stock Underlying Placement Agent Warrants

129,375 Representative’s Warrants to Purchase up to 129,375 Shares of Common Stock

129,375 Shares of Common Stock Underlying Representative’s Warrants

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 45,113,714 shares (the “PIPE Shares”) of common stock, par value $0.0001 share (“Common Stock”) issued to the investors of the PIPE Offering (as defined herein), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 11,006,444 shares of Common Stock with an exercise price per share equal to $0.0001, (iii) 11,006,444 shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Strategic Advisor Warrants”) to purchase up to 3,192,620 shares of Common Stock with an exercise price per share equal to $5.40, (v) 3,192,620 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”), (vi) warrants (the “Placement Agent Warrants”) to purchase up to 1,231,945 shares of Common Stock with an exercise price per share equal to $5.40, (vii) 1,231,945 shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”), (viii) warrants (the “Representative’s Warrants”) to purchase up to 129,375 shares of Common Stock with an exercise price per share equal to $10.00, and (ix) 129,375 shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”).

The Common Stock was issued pursuant to that certain Securities Purchase Agreement, dated as of June 30, 2025 (the “Cash Securities Purchase Agreement”), by and among Bitmine Immersion Technologies, Inc. (the “Company”) and each purchaser party thereto, and that certain Securities Purchase Agreement, dated as of June 30, 2025 (the “Cryptocurrency Securities Purchase Agreement”), by and among the Company and each purchaser party thereto , in a private placement offering (the “PIPE Offering”) that closed on July 8, 2025. The Strategic Advisor Warrants were issued by the Company to the strategic advisor pursuant to that certain Strategic Advisor Agreement (the “Strategic Advisor Agreement”) dated as of July 8, 2025. The Placement Agent Warrants were issued by the Company to designees of Think Equity LLC (“ThinkEquity”) in connection with the PIPE Offering pursuant to that certain Placement Agency Agreement (the “Placement Agency Agreement”) dated as of June 27, 2025. The Representative’s Warrants were issued by the Company to designees of ThinkEquity pursuant to that certain Underwriting Agreement (the “Underwriting Agreement) dated as of June 4, 2025. We refer to the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, Strategic Advisor Warrant Shares, Placement Agent Warrants, Placement Agent Warrant Shares, Representative’s Warrants and Representative’s Warrant Shares collectively as the “Securities” in this prospectus.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We will, however, receive up to approximately $1,100.64 in gross proceeds if the Pre-Funded Warrants are exercised in full, $17,240,148.00 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $6,652,503.00 in gross proceeds if the Placement Agent Warrants are exercised in full, and $1,293,750 in gross proceeds if the Representative’s Warrants are exercised in full.

Our Common Stock is currently traded on NYSE American LLC (“NYSE American”) under the symbol “BMNR.” On July 25, 2025, the closing price as reported on NYSE American was $39.80 per share.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

For purposes of this prospectus, unless the context indicates otherwise, references to “BMNR,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to Bitmine Immersion Technologies, Inc., a Delaware corporation, and its wholly owned subsidiaries.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in the Securities.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:.

●	the risks of limited management, labor, and financial resources;

●	our ability to establish and maintain adequate internal controls;

●	our ability to develop and maintain a market in our securities;

●	our ability to obtain financing, if and when needed, on acceptable terms;

●	our projected financial position and estimated cash burn rate;

●	the success of our digital currency mining and hosting activities;

●	the success of our ETH treasury strategy;

●	the volatile and unpredictable cycles in the emerging and evolving industries in which we operate, increasing difficulty rates for bitcoin mining;

●	the continued trading of digital currencies, and in particular bitcoin, at prices that make it profitable to mine new digital currencies;

●	the availability of cost-efficient energy supplies available to mine digital currencies;

●	bitcoin halving;

●	new or additional governmental regulation;

●	the anticipated delivery dates of new hosting containers and miners;

●	the ability to successfully develop and deploy new hosting facilities;

●	the expectations of future revenue growth may not be realized;

●	ongoing demand for our services;

●	other risks described in our prior press releases and filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus or incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus and information incorporated by reference in this prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes, including our Annual Report on Form 10-K, as amended, our Quarterly Reports on Form 10-Q, and in our other reports filed from time to time with the SEC.

Company Overview

We are a digital asset and blockchain technology company that engages in the production or “mining” of bitcoin and have recently initiated an Ethereum treasury strategy. Our business strategy generally involves the accumulation of BTC for long-term investment, whether acquired by our bitcoin mining operations or from the proceeds of capital raising transactions. We now intend to accumulate ETH with respect to our Treasury operations. From time to time, subject to market conditions, we intend to (i) issue debt or equity securities or engage in other capital raising transactions with the objective of using the proceeds to purchase BTC or ETH, (ii) expand our bitcoin mining and consulting operations and retain any bitcoin we generate to the extent it exceeds our working capital requirements and (iii) increase the ETH per common share of our business through professional Treasury management. We intend to fund further BTC and ETH acquisitions and mining expansion primarily through issuances of common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock. We may also finance our mining expansion by conservatively leveraging our bitcoin holdings.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. Our bitcoin mining operations focus in the short-term on placing our new miners with third party hosting firms because we do not have the data center capacity to accommodate new miners. Hosting services include the provision of mining equipment and energized space and the monitoring, troubleshooting, and repair and maintenance of customer mining equipment. In the long-term, we plan to build data centers for our miners because we believe our total costs of operating the miners will be less.

We view our Ethereum treasury operations as the next phase of our business growth. Our Treasury strategy will be focused on engaging in opportunity seeking activities with the goal of increasing the amount of ETH in the Treasury, including through staking, restaking, liquid staking and other decentralized finance activities. We expect that ETH will serve as our primary treasury reserve asset in the future. We believe our Treasury operations will provide us with professional management of our digital assets, with a focus on maximizing ETH accumulation and value accretion, while maintaining robust controls and oversight over these digital assets.

With respect to our bitcoin mining operations, through our Mining-as-a-Service (“MaaS”) business model, we deliver end-to-end mining infrastructure and management to companies seeking direct bitcoin mining exposure without the operational burden. The data centers that we build use immersion cooling technology. Immersion cooling is the process of submerging computer components (or full servers) in a thermally, but not electrically, conductive liquid (dielectric coolant) allowing higher heat transfer performance than air and many other benefits. Our MaaS strategy includes (i) hardware and infrastructure: this involves the sale or lease of mining machines, as well as full deployment support; (ii) operational management: this involves full fleet oversight, uptime maximization, and mining pool payout optimization; and (iii) financial and compliance support: this involves providing GAAP-aligned reporting tools and treasury integration guidance.

For a description of our business, financial condition, results of operations and other important information regarding Bitmine and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 33 of this prospectus. More information about us is also available through our website at www.bitminetech.io. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

1

Our Revenue Sources

We generate revenues primarily from proprietary mining of bitcoin, consisting of our share of rewards from solving block and transaction fees. Our digital asset self-mining activity competes with a myriad of mining operations throughout the world to complete new blocks in the blockchain and earn the reward in the form of an established unit of a digital asset. The primary factors that impact proprietary mining revenues include: (i) the price of bitcoin; (ii) the efficiency of our miners relative to that of our competitors; (iii) the availability of attractive electricity prices since power usage is the primary marginal cost for any mining operation; (iv) the availability of mining and immersion hosting equipment at attractive prices; and (v) whether we have available capacity for mining in our data center facilities or are required to use third party hosting firms for our miners.

Our approach to synthetic bitcoin mining is also a source of revenue for us; we act as buyers when public miners pre-sell at discounted rates, and we pre-sell our own future hashrate to buyers. We entered into a Hashrate Purchase Agreement with a third party on April 22, 2025, wherein they presold the hashrate from their miners to us for approximately $104,670. The contract is for one month and we are expecting to receive between $110,000 to $115,000 worth of bitcoin throughout the duration of the contract. We expect to continue this arrangement with the third party on a month-to-month basis; however, there can be no assurance that we will continue this arrangement.

We also generate revenues from the advantageous purchase and sale of equipment used for digital asset mining and hosting. We have verbal arrangements with some suppliers that enable us to acquire highly desired equipment at wholesale prices which we sometimes resell to third parties. The primary factors that impact resales of mining equipment include the availability of equipment at attractive prices and the number of participants willing to enter the mining business or expand their existing operations, which is highly correlated to the margin from mining as determined by the market price of bitcoin and prevailing energy costs. Also, we believe our resales of mining equipment will be impacted by the existence of hosting capacity with attractive electricity rates in our hosting operations, as hosting clients have historically been a major source of customers for this line of business.

We also earn revenue from our MaaS and bitcoin treasury consulting services. Through an agreement with KULR Technology Group, Inc. (“KULR”), we leased 3,000 bitcoin ASIC miners to KULR through December 30, 2025, for $3,200,000, with $1,600,000 paid upfront. KULR also engaged us for an $800,000 consulting agreement for one year, focused on bitcoin Mining-as-a-Service and bitcoin treasury strategy.

We have occasionally earned hosting revenues by hosting third party miners when we had spare capacity in our hosting facilities described below. The primary factors that impact future hosting revenues include: (i) the price of bitcoin, since hosting revenues are primarily a percentage of bitcoin mined by clients; (ii) the completion of operational hosting facilities as potential hosting clients have been reluctant to sign contracts prior to the date we have a fully operational hosting facility; and (iii) the availability of attractive electricity prices since power usage is the primary marginal cost for any mining operation. At the present time, we do not have any hosting clients and are not marketing our services to hosting clients.

Our Data Center Locations

Trinidad Operations

We have entered into an agreement with Telecommunications Services of Trinidad & Tobago Limited (“TSTT”), the largest and oldest telecom company in Trinidad, to co-locate up to 125 800 kilowatt (“kW”) containers for hosting digital asset miners. TSTT has numerous potential locations for co-location of our containers. Under the agreement, we have the option, but not the obligation, to co-locate containers at our own pace. We pay a fixed amount per container, plus the actual electricity costs incurred by our containers in the amount billed to TSTT by the local utility without any markup. The agreement provides that our hosting containers will be billed for electricity usage at the local utility’s standard rate which is the greater of 3.5 cents per kilowatt hour (“kWh”) or 75% of the declared reserve capacity, which is equal to the customer’s highest expected monthly kilovolt-ampere demand at $7.40. The term of the agreement expires on October 14, 2031. We have the right to terminate our agreement with TSTT at any time that the price for electricity consumption exceeds $0.05 per kWh. Also, both parties have the right to terminate the agreement on one month’s notice to the other party in either the third or sixth year of the term.

2

We have one site with two containers operational in Trinidad. As of the date of this prospectus, we had 465 miners located at the site, of which 315 were in operation. We have two additional unused containers in Trinidad and are evaluating other TSTT sites as a location for those containers. We are also leasing space from a third party under an oral at-will agreement to co-host 60 miners for which we pay a flat rate of $0.06 per kWh each month. We ultimately intend to move all of our miners in Trinidad to our TSTT hosting facilities.

We are currently focusing our efforts on the development of hosting centers in the United States and Canada, both directly and in joint ventures with third parties. We are exploring situations where medium to long-term power agreements may be available at affordable prices, whether using traditional power sources such as coal or natural gas, as well as environmentally friendly sources such as hydroelectric, wind and solar-backed projects, which might allow us to generate collateral revenue from the sale of excess power to the local utility grid and from the generation of saleable carbon credits.

Pecos, Texas Operations

In October 2022, we entered into a joint venture arrangement with ROC Manager to jointly develop and operate a bitcoin mining operation in Pecos, Texas. Under the joint venture, we contributed one immersion container, six transformers, and cash with an aggregate value of $987,429 as a capital contribution to ROC Digital. An affiliate of ROC Manager also contributed an immersion container. We simultaneously sold ROC Digital four immersion containers for $1,200,000, which is payable pursuant to monthly amortizing payments with interest at 5% per annum through May 31, 2026. The note is secured by the equipment that was sold. As of May 31, 2024 the principal and interest due on the note receivable from ROC Digital was $592,870. We own approximately 30% of ROC Digital, and 33 1/3% of ROC Manager.

The site became fully electrified in June 2023 and has six containers owned by the joint venture. The joint venture initially filled its six immersion containers with ASIC miners provided by hosting clients, although most of the hosting clients’ agreements terminated in April 2024. Currently, approximately five of the hosting containers owned by the joint venture are fully or partially occupied by clients, and the joint venture is aggressively trying to fill the remaining capacity with hosting clients. The joint venture also owns two immersion containers which are not installed, which we expect the joint venture to install if hosting demand warrants.

We have entered into a hosting agreement with ROC Digital under which we have located one immersion container at our Pecos, Texas data center. We pay $500 per month, plus our pro rata share of electricity, internet, and insurance for the site. The hosting agreement has a term of one year, subject to our right to renew the agreement for two one-year terms after receipt of notice of the renewal terms of ROC Digital’s electricity supply agreement for the upcoming year. In April 2025, we renewed the hosting agreement for an additional year running from May 2025 to April 2026. As of May 31, 2025, we had deployed 145 Antminer S-19 pro miners to our hosting container at the site.

Effective on April 30, 2025, ROC Digital executed an energy services agreement for the site that runs from May 1, 2025 to April 30, 2027. Under the current agreement, the site will receive electricity at the prevailing rate plus $0.00449 per kWh. ROC Digital is not obligated to purchase any specific quantity of electricity, and employs software which automatically discontinues mining operations when the prevailing rate exceeds certain levels.

Soluna Locations

On October 9, 2023, we entered into a hosting agreement with Soluna SW, LLC to host 1,095 ASIC miners at its data center in Murray, Kentucky. The hosting agreement had a term through April 8, 2025. The hosting agreement provides that we are obligated to reimburse Soluna for the actual cost of the electricity used by our machines and pay a hosting fee equal to 50% of the net profit generated by the machines each month. The hosting fee is payable in bitcoin under certain circumstances.

3

On December 3, 2024, we entered into a hosting agreement with DVSL ComputeCo, LLC to host 2,900 ASIC miners at its location. The hosting agreement terminates on December 2, 2025, provided that the hosting agreement will continue after the termination date on a month-to-month basis if neither party sends a notice of termination at least 30 days before its scheduled termination date. The hosting agreement provides that we are obligated to reimburse DVSL for the actual cost of the electricity used by our machines plus 1.6 cents per kWh, and pay a hosting fee equal to 50% of the net profit generated by the machines each month. As of the date of this prospectus, we had 3,145 miners at the site.

On April 8, 2025, Soluna SW, LLC, elected not to renew its hosting agreement with us on the existing terms, and on April 30, 2025, we terminated our engagement with Soluna SW, LLC. We sold 850 of the ASIC miners hosted by Soluna, SW LLC to a third party for $120,000 and plan to move the remaining 245 to the Silverton, Texas location.

Recent Developments

Initial Public Offering in June 2025

On June 4, 2025, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC (“ThinkEquity”), relating to our firm commitment underwritten public offering (the “Offering”) of 2,250,000 shares of Common Stock at a price to the public of $8.00 per share of Common Stock. The closing of the Offering occurred on June 6, 2025.

The net proceeds to the Company from the sale of the Common Stock in the Offering, including 337,500 shares sold upon full exercise of ThinkEquity’s option to purchase additional shares on July 2, 2025, after deducting the underwriting discounts and commissions and other offering expenses payable by us, were approximately $18.9 million. Upon closing of the Offering, the Company issued to certain designated employees of ThinkEquity warrants to purchase up to 129,375 shares of Common Stock, representing 5% of the aggregate number of shares of Common Stock sold in the Offering (the “Representative’s Warrants” and such shares underlying the Representative’s Warrants, collectively, the “Representative’s Warrant Shares”). The Representative’s Warrants are exercisable at a per share exercise price of $10.00, which represents 125% of the public offering price of $8.00 per share in the Offering. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing on December 1, 2025.

Private Placement Offering in July 2025

On June 30, 2025, we entered into a Securities Purchase Agreement with certain investors (the “PIPE Purchasers”) pursuant to which we agreed to sell and issue to the PIPE Purchasers in a private placement offering (the “PIPE Offering”): (i) 36,309,592 shares of Common Stock, at an offering price of $4.50 per share, and (ii) pre-funded warrants to purchase up to 11,006,444 shares of Common Stock at an offering price of $4.4999 per Pre-Funded Warrant.

On June 30, 2025, we entered into a Securities Purchase Agreement with certain investors (the “Cryptocurrency Purchasers”) pursuant to which we agreed to sell and issue to the Cryptocurrency Purchasers an aggregate of 8,804,122 shares of Common Stock, at an offering price of $4.50 per share.

On June 27, 2025, we entered into the Placement Agency Agreement with ThinkEquity, pursuant to which ThinkEquity agreed to serve as the exclusive placement agent for us in connection with the PIPE Offering and to waive the Company lockup and restrictions on continuous equity or variable rate transactions, including “at-the-market” transactions, set forth in that certain Underwriting Agreement, dated as of June 4, 2025, by and between us and ThinkEquity, with respect to the PIPE Offering. We agreed to pay ThinkEquity a cash fee equal to 2.5% of the aggregate proceeds of the PIPE Offering. We also agreed to issue to ThinkEquity placement agent warrants to purchase up to a number of shares of Common Stock equal to 2.5% of the PIPE Shares, each exercisable for one share of Common Stock at an exercise price equal to $5.40 per share, representing 120% of the offering price per PIPE Share. In addition, we agreed to reimburse ThinkEquity for accountable expenses related in an amount of $300,000 for its legal fees in connection with the PIPE Offering. In connection with the closing of the PIPE Offering, we issued to certain designated employees of ThinkEquity 1,231,945 Placement Agent Warrants.

Concurrently with entering into the Securities Purchase Agreements, on June 30, 2025, we and the PIPE Purchasers entered into a Registration Rights Agreement pursuant to which we agreed to file a registration statement, within 20 days of the closing of the PIPE Offering, providing for the resale by the PIPE Purchasers of the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants (defined below), and Strategic Advisor Warrant Shares (defined below). We are obligated to use our best efforts to cause such registration statement to be declared effective as promptly as possible after its filing, and to maintain the effectiveness of such registration statement until all such PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares registered pursuant to the registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Pursuant to the terms of the Placement Agent Warrants, we are also obligated to register the Placement Agent Warrants and Placement Agent Warrant Shares for resale.

4

Consulting Agreement

On July 8, 2025 the Company entered into a consulting agreement (the “Consulting Agreement”) with Ethereum Tower LLC (the “Consultant”), pursuant to which the Company appointed the Consultant to provide certain consulting services with respect to the Company’s ETH treasury strategy as described in the Consulting Agreement (the “ETH Treasury Strategy”) on commercially reasonable terms. The Consultant has the authority to select and engage operational partners to engage in activities related to or in furtherance of the ETH Treasury Strategy. As compensation for the Consultant’s services rendered pursuant to the Consulting Agreement, the Company will pay the Consultant a fee equal to one percent of the Company’s treasury assets under management up to $1 Billion (and 0.5 percent over $1 Billion and 0.25 percent over $5 Billion) and reasonable and documented expenses. The Consultant will also be eligible to earn a discretionary success fee. The Consulting Agreement has an initial term of five years, and, if not terminated for cause as defined in the Consulting Agreement prior to the expiration of the initial term, the Consulting Agreement will automatically renew for an additional five-year term on the same terms and conditions. If the Consulting Agreement is terminated by the Company, certain liquidated damages provisions will apply.

Strategic Advisor Agreement

On July 8, 2025 the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Ethereum Tower Instant LLC (the “Strategic Advisor”) pursuant to which the Company engaged the Strategic Advisor to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for a term of six months, which may be extended by mutual written agreement of the Company and Strategic Advisor. Either the Company or the Strategic Advisor may terminate the Strategic Advisor Agreement upon 90 days’ prior written notice or for cause. As compensation for services rendered by the Strategic Advisor under the Strategic Advisor Agreement, the Company will issue Strategic Advisor warrants (the “Strategic Advisor Warrants”) to purchase an amount of shares of the Company’s Common Stock (the “Strategic Advisor Warrants Shares”) equal to five percent of the aggregate number of shares of Common Stock of the Company on a fully diluted basis, including all outstanding shares and shares of Common Stock issuable pursuant to outstanding options, warrants and other convertible securities as of the close of business on July 8, 2025. The exercise price per share of the Strategic Advisor Warrants shall be set at a price equal to $5.40. The Strategic Advisor Warrants shall be exercisable, in whole or in part, at any time and from time to time, for a period of five years from the date of issuance. The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions and limitations on liability.

The Strategic Advisor Warrants and the Strategic Advisor Warrant Shares are being offered in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

At the Market Sales Agreement

On July 9, 2025, the Company entered into an Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. and ThinkEquity LLC (each, an “Agent” and together, the “Agents”) pursuant to which we may offer and sell shares (the “ATM Shares”) of our Common Stock having an aggregate offering price of up to $4.5 billion (comprising up to $2.0 billion under the prospectus dated July 9, 2025 and an additional $2.5 billion under the prospectus supplement dated July 24, 2025) from time to time to or through Cantor Fitzgerald & Co., acting as the principal and/or the sole designated sales agent. The Agents will be entitled to a commission of up to 3.0% of the gross proceeds from each sale of the ATM Shares pursuant to the Controlled Equity OfferingSM Sales Agreement.

Expansion of Board of Directors and Appointment of New Chairman

In connection with the PIPE Offering, on June 30, 2025, the board of directors approved, subject to the closing of the Offering, the increase of the size of the Company’s Board from seven to eight directors. The Board elected Tom Lee, as a director to fill the newly created director position. The board of directors also elected Mr. Lee as Chairman of the Board, subject to his appointment. The board of directors believes that Mr. Lee is qualified to serve as a director and Chairman of the Board due to his extensive experience in Ethereum and cryptocurrency technology. He is also widely regarded as a leader in financial investments and treasury strategies. With the closing of the PIPE Offering on July 9, 2025, Mr. Lee’s appointment was confirmed by the board of directors.

5

Bitcoin and the Bitcoin Ecosystem

Bitcoin is a digital asset that is issued by and transmitted through an open-source protocol, known as the bitcoin protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the bitcoin blockchain, on which bitcoin holdings and all validated transactions that have ever taken place on the bitcoin network are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of bitcoin. The bitcoin blockchain can be updated without any single entity owning or operating the network.

New bitcoin is created and allocated by the bitcoin protocol through a “mining” process that rewards users that validate transactions in the bitcoin blockchain. Validated transactions are added in “blocks” approximately every ten minutes. The mining process serves to validate transactions and secure the bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.” To incentivize miners to incur the costs of mining bitcoin, the bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin.

The bitcoin protocol limits the total number of bitcoin that can be generated over time to 21 million. As of the date of this prospectus, the reward for miners that successfully validate a block of transactions is 3.125 bitcoin per mined block. After every 210,000 blocks are mined, the reward from validating transactions is “halved.” A halving has historically occurred approximately every four years, and the next halving is expected to occur in April 2028.

Mining requires the use of specialized computers equipped with application-specific integrated circuit (ASIC) chips (known as “miners”) to solve complex cryptographic algorithms in support of the bitcoin blockchain (in a process known as “solving a block”) in exchange for digital asset rewards (to date, only bitcoin). The industry practice is for miners to participate in “mining pools” organized by “mining pool operators” in which all pool participants share mining power (known as “hashrate”) to earn digital asset rewards which are shared among pool members. The mining pool operator provides a service that coordinates the computing power of the independent mining enterprises participating in the mining pool. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. We only use mining pools that pay rewards under the Full-Pay-Per-Share Method, which pays rewards to members based on the member’s hashing power contributed to the pool each day times the difficulty index.

Ethereum and the Ethereum Ecosystem

Ethereum is a decentralized, open-source blockchain platform that enables the creation and execution of smart contracts and decentralized applications (dApps). Ether (or ETH) is the native cryptocurrency of the Ethereum network and is used to pay for transaction fees and computational services on the network. Launched in 2015, Ethereum was designed to expand upon the capabilities of earlier blockchain technologies by supporting programmable, self-executing contracts that do not require intermediaries.

Ethereum is the second-largest blockchain platform by market capitalization, following Bitcoin. It is widely regarded as the leading platform for smart contracts and dApp development. In recent years, the Ethereum ecosystem has experienced significant growth, with thousands of dApps, a robust developer community and a rapidly expanding DeFi sector. As of 2024, Ethereum hosts the majority of DeFi protocols by total value locked (TVL) and is the primary platform for NFT issuance and trading. Ethereum is increasingly being integrated into traditional financial systems, with growing interest from institutional investors, enterprises and governments. The network’s programmability and security have made it a preferred choice for tokenization and digital asset issuance. The Ethereum community continues to pursue upgrades aimed at improving scalability, security and usability. Notable initiatives include the implementation of sharding and layer-2 scaling solutions, which are expected to further enhance network performance and reduce transaction costs. However, the Ethereum ecosystem is subject to various risks, including regulatory uncertainty, technological challenges, competition from other blockchain platforms, and potential vulnerabilities in smart contract code. The value of ETH and the success of the Ethereum network depend on continued adoption, technological advancement, and the ability to address these risks effectively.

6

Some of the key features and capabilities that distinguish Ethereum as a leading decentralized blockchain platform, include but are not limited to: (1) Ethereum’s Smart Contracts: self-executing agreements with the terms directly written into code. These contracts automatically execute transactions when predefined conditions are met, reducing the need for third-party oversight; (2) Decentralized Applications (dApps): Developers can build and deploy dApps on the Ethereum platform, enabling a wide range of use cases, including decentralized finance (DeFi), non-fungible tokens (NFTs), gaming, supply chain management and more; (3) Programmability: Ethereum’s Turing-complete programming language, Solidity, allows for complex logic and a broad array of applications, making it a foundational platform for blockchain innovation; and (4) Transition to Proof-of-Stake: In September 2022, Ethereum transitioned from a proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism, significantly reducing its energy consumption and enabling new features such as staking.

The Ethereum ecosystem includes, among its participants: (1) developers – a global community contributing to the Ethereum protocol by building dApps and creating new use cases for the network; (2) validators – responsible for securing the network by proposing and attesting to new blocks in exchange for rewards in ETH; (3) users – individuals and organizations that use Ethereum for a variety of purposes (e.g., transferring value, interacting with dApps and participating in DeFi protocols); (4) enterprises and institutions - businesses and institutions exploring or utilizing Ethereum for enterprise solutions, tokenization and blockchain-based services; and (5) miners (historical) - prior to the transition to PoS, miners played a key role in validating transactions and securing the network.

Corporate Information

A predecessor to us was incorporated in the State of Nevada on August 16, 1995 as Interactive Lighting Showrooms, Inc., and redomiciled in the State of Delaware on April 6, 2020.

On July 16, 2021, Jonathan Bates, Raymond Mow, Michael Maloney, and Seth Bayles were appointed to our board of directors, and Jonathan Bates, Raymond Mow, Seth Bayles, and Ryan Ramnath were appointed as officers. At the same time, such persons or their affiliates acquired approximately 62% of our issued and outstanding shares at the time in a private placement. Erik S. Nelson was previously the only member of the board of directors and remained a director and chief executive officer. On May 26, 2022, our board of directors appointed Jonathan Bates as our chief executive officer and Erik Nelson as our president. The appointment of certain of the new officers and directors was done in connection with our entry into the business of creating hosting centers for bitcoin mining computers primarily utilizing immersion cooling technology, as well mining the bitcoin digital currency for our own account. Prior to such change of control, we were a shell company.

Our principal executive offices are located at 10845 Griffith Peak Dr., #2, Las Vegas, Nevada 89135, and our telephone number is (404) 816-8240. Our corporate website address is bitminetech.io. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

7

THE OFFERING

Shares of Common Stock Offered:	45,113,714 shares of Common Stock.

Pre-Funded Warrants Offered:	11,006,444 Pre-Funded Warrants, with each exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Pre-Funded Warrant Shares to be issued upon exercise of the Pre-Funded Warrants.

Strategic Advisor Warrants Offered:	3,192,620 Strategic Advisor Warrants, each exercisable at $5.40 per share of Common Stock. The Strategic Advisor Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Strategic Advisor Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on July 8, 2030. This offering also relates to the Strategic Advisor Warrant Shares to be issued upon exercise of the Strategic Advisor Warrants.

Placement Agent Warrants Offered:	1,231,945 Placement Agent Warrants, each exercisable for one share of Common Stock at an exercise price of $5.40 per share. The Placement Agent Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Placement Agent Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on July 3, 2030. This offering also relates to the Placement Agent Warrant Shares to be issued upon exercise of the Placement Agent Warrants.

Representative’s Warrants Offered	129,375 Representative’s Warrants, each exercisable for one share of Common Stock at an exercise price of $10.00 per share. The Representative’s Warrants are exercisable immediately on or after December 1, 2025 and may be exercised at any time thereafter prior to 5:00 p.m. (New York City time) on June 4, 2030. This offering also relates to the Representative’s Warrant Shares to be issued upon exercise of the Representative’s Warrants.

Common Stock Outstanding Before this Offering:	109,527,225 shares of Common Stock.

Common Stock Outstanding Immediately After this Offering:	121,739,533 shares of Common Stock, assuming the exercise of all of the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants and the Representative’s Warrants.

Use of Proceeds:	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. We will, however, receive up to approximately $1,100.64 in gross proceeds if the Pre-Funded Warrants are exercised in full, $17,240,148.00 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $6,652,503.00 in gross proceeds if the Placement Agent Warrants are exercised in full, and $1,293,750.00 in gross proceeds if the Representative’s Warrants are exercised in full. If we receive proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Representative’s Warrants or the Placement Agent Warrants, we intend to use such proceeds to purchase Ether and for other general corporate purposes described in the “Use of Proceeds” section of this prospectus.

Risk Factors:	You should carefully read the “Risk Factors” section of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Securities.

NYSE American Symbol for Our Common Stock:	BMNR

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 109,527,225 shares of Common Stock outstanding as of July 28, 2025 and assumes full exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants and Representative’s Warrants being offered in this Offering.

8

RISK FACTORS

Investing in our Common Stock and other Securities involves risks. Before purchasing any shares of our Common Stock or other Securities, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended August 31, 2024, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock or other Securities could decline, and you may lose some or all of your investment.

Risks Related to This Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since our Common Stock began trading on the NYSE American on June 5, 2025, our Common Stock has traded at prices as low as $4.57 per share and as high as $134.48 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors. See “Risk Factors” beginning on page 9 of this prospectus.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and the NYSE American and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Because we have not designated the amount of net proceeds from the sale of the shares of our Common Stock offered by this prospectus to be used for any particular purpose, our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds” beginning on page 17 of this prospectus. Our management may use the net proceeds, if any, for corporate purposes that may not improve our financial condition or market price of our Common Stock.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

9

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of our Common Stock by the Selling Stockholders described in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to our current stockholders or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any offering at prices that are higher or lower than the prices paid by the Selling Stockholders, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

There is no public market for the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants or Representative’s Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants or Representative’s Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants or Representative’s Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants and Representative’s Warrants will be limited.

Holders of our Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants and Representative’s Warrants will have no rights as Common Stock stockholders until they acquire our shares of Common Stock.

Until shares of Common Stock are acquired upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants or Representative’s Warrants, holders of those warrants will have no rights with respect to the shares of Common Stock issuable upon exercise of such warrants. Upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants or Representative’s Warrants, the holders will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

10

Risks Related to Cryptocurrencies

The further development and acceptance of the bitcoin and ETH networks and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the bitcoin and ETH networks and other cryptocurrency networks may adversely affect an investment in the Company.

Cryptocurrency such as bitcoin and ETH may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks are a new and rapidly evolving industry of which the bitcoin and ETH networks are a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the bitcoin and ETH networks in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the bitcoin and ETH networks, include:

●	continued worldwide growth in the adoption and use of bitcoin, ETH and other cryptocurrencies, including those competitive with bitcoin and ETH;

●	government and quasi-government regulation of bitcoin, ETH and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the bitcoin and ETH networks or similar cryptocurrency systems;

●	the maintenance and development of the open-source software protocol of the bitcoin and ETH networks;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of the bitcoin and ETH networks and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that the bitcoin and ETH networks, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of bitcoin and ETH.

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets, including spot markets for bitcoin and ETH, are growing rapidly. The digital asset trading platforms through which bitcoin, ETH and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of bitcoin and ETH for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring bitcoin and ETH from a personal account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

11

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as bitcoin and ETH on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of bitcoin, ETH and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

The cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt the cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.

The trading prices of many cryptocurrencies, including bitcoin and ETH, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of bitcoin and ETH, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of their value.

The trading prices of many cryptocurrencies, including bitcoin and ETH, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain cryptocurrencies, including bitcoin and ETH, over the course of 2017, followed by steep drawdowns throughout 2018 in cryptocurrency trading prices, including for bitcoin and ETH. These drawdowns notwithstanding, cryptocurrency prices, including bitcoin, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Cryptocurrency prices, including bitcoin and ETH, experienced significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021 and throughout 2022. Cryptocurrency prices again experienced steep increases in value in 2024 before suffering steep drawdowns in early 2025.

12

Extreme volatility in the future, including further declines in the trading price of bitcoin and ETH, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of bitcoin, ETH and other cryptocurrencies, including a depreciation in value.

We may be subject to regulatory developments related to cryptocurrencies and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a Ethereum treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Risks Related to Investing in Ether (ETH)

We have recently shifted a portion of our business strategy towards a focus on ETH, and we may be unable to successfully implement this new strategy.

We have shifted a portion of our business strategy towards ETH, including potential investments in ETH, including through staking, restaking, liquid staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate ETH-related activities at the scale or profitability currently anticipated. The ETH network operates with a Proof-of-Stake consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support ETH and related staking activities. This also requires that we implement different security protocols, and treasury management practices. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors in key management could result in significant loss of funds and reduced rewards. As a result, our shift towards ETH could have a material adverse effect on our business and financial condition.

Our shift towards an ETH-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards an ETH-focused strategy, including staking, restaking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks. ETH’s Proof-of-Stake consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the ETH ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and it could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our ETH strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

13

In connection with our focus on ETH, we expect to interact with various smart contracts deployed on the ETH network, which may expose us to risks and technical vulnerabilities.

In connection with our ETH strategy, including staking, restaking, liquid staking, and other decentralized finance activities, we expect to interact with various smart contracts deployed on the ETH network in order to optimize our strategy. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of staking deposit contracts, liquid staking protocols, restaking platforms, and decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of ETH or other digital assets, which could have a materially adverse impact on our business. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

Transactions using ETH require the payment of “gas fees,” which are subject to fluctuations that may result in high transaction fees.

Transactions using ETH, including purchases, sales and staking, require the payment of “gas fees” in ETH. Gas fees are payments made by the user to compensate for the computational energy required to process and validate transactions, such as purchases, sales and staking, on the ETH network. These fees can fluctuate and can be very expensive relative to the cost of the transaction depending upon congestion and demand on the network. If fees are high, the cost of a transaction will potentially decrease the return of the investment, which could be negative. High gas fees may also cause delays in the execution of a transaction, which could affect the preferred timing of execution and may lead to execution of a transaction during inopportune times. In addition, gas fees are paid in ETH itself, which would require that sufficient ETH balances are maintained. Future upgrades to the Ethereum protocol, regulatory changes, or technical issues could also adversely impact the cost of gas fees and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

There is a possibility that ETH may be classified as a “security.” If ETH is classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that ETH is a “security,” and ETH has not yet been classified with respect to the U.S. federal securities laws. Although we believe that ETH is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under applicable securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If this occurs, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances, and we could be required to register as an investment company under the Investment Company Act.

As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that ETH is not a “security” is premised, among other reasons, on our conclusion that ETH does not appear to meet certain elements of the Howey test, such as that holders of ETH do not have a reasonable expectation of profits from our efforts in respect of their holding of ETH.

14

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of ETH is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC, which has previously stated it deemed ETH a security. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Ether, or any other digital asset we might hold, is a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties if ETH or components of the Ethereum blockchain was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties and other damages, and adversely affect our business, results of operations, financial condition, treasury operations and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent PIPE Offering will be used to acquire ETH, which is an amount in excess of 40% of our total assets. Since we believe ETH is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

15

ETH and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

Ether is created and transmitted through the operations of the peer-to-peer Ethereum network, a decentralized network of computers running software following the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, the value of Ethereum could be negatively impacted.

If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent us from depositing or withdrawing ETH from our accounts with our custodian or otherwise effecting ETH transactions. Such disruptions could include, for example: the price volatility of ETH; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of ETH trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Ethereum network.

In addition, although we do not currently intend to mine ETH, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of our ETH, including the loss or destruction of private keys required to access our ETH and cyberattacks or other data loss relating to our ETH, including smart contract related losses and vulnerabilities.

We hold our ETH with regulated custodians that have duties to safeguard our private keys, and use multisignature keys to prevent unauthorized access in accordance with our treasury operations. Our custodial services contracts do not restrict our ability to reallocate our ETH among our custodians, and our ETH holdings may be concentrated with a single custodian from time to time. In light of the significant amount of ETH we expect to hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our ETH as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our ETH, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our ETH, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance. Our use of custodians exposes us to the risk that the ETH our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such ETH. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage that we might purchase or maintain related to our ETH. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

16

ETH is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the ETH is held. While the Ethereum blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the ETH held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the ETH held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Ethereum and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our ETH. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of ETH or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of any government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including ETH.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive up to approximately $1,100.64 in gross proceeds if the Pre-Funded Warrants are exercised in full, $17,240,148.00 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $6,652,503.00 in gross proceeds if the Placement Agent Warrants are exercised in full, and $1,293,750 in gross proceeds if the Representative’s Warrants are exercised in full. We have agreed to bear the expenses relating to the registration of the Securities for the Selling Stockholders.

We may use the net proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants and Representative’s Warrants for general corporate purposes, including, among other things:

1.	working capital;

2.	pursuit of our Ethereum strategy;

3.	the purchase of income generating assets to grow our business;

4.	other capital expenditures;

5.	repurchase of Common Stock; and/or

6.	repayment of debt.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Placement Agent Warrants and Representative’s Warrants.

17

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Shares of our Common Stock are traded on NYSE American LLC (“NYSE American”) under the symbol “BMNR.” The last reported sale price of our Common Stock on July 25, 2025 on the NYSE American was $39.80 per share. As of July 25, 2025, there were 240 stockholders of record of our Common Stock.

We have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Instead of paying cash dividends, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which, among other requirements, provides that dividends are only payable out of retained earnings, and other factors our board of directors might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable Delaware law.

18

DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Securities being offered pursuant to this prospectus.

Common Stock

The following description of our Common Stock is a summary. This summary is qualified in its entirety by reference to the Delaware General Corporation Law (“DGCL”) and to the complete text of our Amended and Restated Certificate of Incorporation and Bylaws.

Our authorized capital stock consists of shares made up of:

●	500,000,000 shares of Common Stock; and

●	20,000,000 shares of undesignated preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors.

Our authorized but unissued shares of Common Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be quoted or listed in the future. Our board of directors has the authority to amend our certificate of incorporation to create one or more series of preferred stock containing such rights, preferences, and limitations that the board of directors may approve without stockholder approval.

Holders of our Common Stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of Common Stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Common Stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our Common Stock or any other securities convertible into shares of any class of our Common Stock. Holders of our Common Stock have the right to participate ratably in dividend distributions. The shares of our Common Stock offered hereby, when issued, will be fully paid and nonassessable.

Our board of directors authorized two series of preferred stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, all of which are held by Jonathan Bates, our Chief Executive Officer and Chairman, and Digital Investors Emerging Technology, LP (“IDI”), an entity controlled by Mr. Bates and Raymond Mow, one of our directors and our Chief Financial Officer. On January 17, 2025, we entered into a letter agreement (the “Letter Agreement”) with Mr. Bates and IDI relating to the conversion of preferred stock owned by Mr. Bates and IDI, among other matters. Pursuant to the Letter Agreement, Mr. Bates and IDI agreed to convert their shares of Series A Convertible Preferred Stock into shares of Common Stock at the contractual conversion price, which was $4.00 per share after adjustment for the effects of the Company’s 1-for-20 reverse stock split (the “Reverse Stock Split”). IDI further agreed to convert its shares of Series B Convertible Preferred Stock into shares of Common Stock at the contractual conversion price, which was $4.00 per share after adjustment for the effects of the Reverse Stock Split. On June 6, 2025, the Series A Convertible Preferred Stock held by Jonathan Bates and IDI were converted into 375,000 and 759,915 shares of Common Stock, respectively. On June 6, 2025, the Series B Convertible Preferred Stock held by IDI were also converted into 625,000 shares of Common Stock.

19

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Stock Warrants and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99/9.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 19.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 4.99/9.99 % of our outstanding shares of Common Stock. An affiliate of the Company may suspend the ownership limitation if the limitation is not required to be in effect to ensure compliance with the applicable NYSE American listing requirements with respect to stockholder approval. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of Common Stock.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of the Pre-Funded Warrant may exercise, in whole or in part, at such time by means of a “cashless exercise” through which the holder shall be entitled to receive upon such exercise the number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant. In the absence of an effective registration statement registering the issuance of the shares underlying the Pre-Funded Warrants under the Securities Act, the Company shall issue, and the holder agrees to receive, unregistered shares underlying the Pre-Funded Warrants upon a cashless exercise. Subject to the terms therein, the Pre-Funded Warrants will be automatically exercised via cashless exercise on the Termination Date (as that term is defined in the Pre-Funded Warrants).

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, then, upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each share underlying the Pre-Funded Warrant that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Pre-Funded Warrant.

20

Strategic Advisor Warrants

The following summary of certain terms and provisions of the Strategic Advisor Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Strategic Advisor Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Strategic Advisor Warrant for a complete description of the terms and conditions of the Strategic Advisor Warrants.

Duration and Exercise Price. The Strategic Advisor Warrants are exercisable for 3,192,620 shares of Common Stock at an exercise price of $5.40 per share of Common Stock. The Strategic Advisor Warrants are exercisable at any point on or prior to 5:00 p.m. on July 8, 2030 (the “SA Warrant Termination Date”).

Exercisability. The Strategic Advisor Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us, on or before the SA Warrant Termination Date, a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Strategic Advisor Warrant to the extent that the holder would own more than 4.99/9.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Strategic Advisor Warrants provided that in no event shall ownership exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Strategic Advisor Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Strategic Advisor Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Strategic Advisor Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Strategic Advisor Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Strategic Advisor Warrants.

Transferability. Subject to applicable laws, a Strategic Advisor Warrant may be transferred at the option of the holder upon surrender of the Strategic Advisor Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Strategic Advisor Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Strategic Advisor Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Strategic Advisor Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Strategic Advisor Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Strategic Advisor Warrants.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Placement Agent Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Placement Agent Warrant for a complete description of the terms and conditions of the Placement Agent Warrants.

Duration and Exercise Price. Each Placement Agent Warrant offered hereby will have an initial exercise price per share equal to $5.40. The Placement Agent Warrants will be immediately exercisable or otherwise in accordance with the terms of the Placement Agent Warrant and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on July 3, 2030. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

21

Exercisability. The Placement Agent Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Placement Agent Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Placement Agent Warrants, provided that, the holder’s ownership may not exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Placement Agent Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Placement Agent Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Placement Agent Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Placement Agent Warrants.

Transferability & Registration Rights. Subject to applicable securities and other laws and procedures intended to ensure compliance with such laws, the Placement Agent Warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer, except that transferability of the Placement Agent Warrants is subject to applicable FINRA rules. The sole demand registration right and piggyback rights provided therein will not be greater than five years from the date of the Securities Purchase Agreement. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Placement Agent Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Placement Agent Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Placement Agent Warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Exchange Listing. There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Placement Agent Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Placement Agent Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Placement Agent Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Placement Agent Warrants will be entitled to receive upon exercise of the Placement Agent Warrants the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Placement Agent Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Placement Agent Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Placement Agent Warrant.

Representative’s Warrants

The following summary of certain terms and provisions of the Representative’s Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Representative’s Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Representative’s Warrant for a complete description of the terms and conditions of the Representative’s Warrants.

Duration and Exercise Price. Each Representative’s Warrant offered hereby will have an initial exercise price per share equal to $10.00. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing on December 1, 2025 and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on June 4, 2030. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Representative’s Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Representative’s Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Representative’s Warrants, provided that, the holder’s ownership may not exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Representative’s Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Representative’s Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Representative’s Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Representative’s Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Representative’s Warrants.

Transferability & Registration Rights. The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. ThinkEquity (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in the Offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than two years from the commencement of sales of the securities issued in the Offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than two years from the commencement of sales of the securities issued in the Offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Representative’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Exchange Listing. There is no trading market available for the Representative’s Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Representative’s Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Representative’s Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Representative’s Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Representative’s Warrants.

22

Fundamental Transaction. In the event of a fundamental transaction, as described in the Representative’s Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Representative’s Warrants will be entitled to receive upon exercise of the Representative’s Warrants the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Representative’s Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Representative’s following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Representative’s Warrant.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.

Transfer Agent and Registrar

Our transfer agent is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Suite 106, Encinitas, CA 92024.

23

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, or those issuable upon exercise of previously issued warrants to purchase shares of Common Stock. For additional information regarding the issuances of those shares of Common Stock and the other Securities, see the section of this prospectus titled “Prospectus Summary — Recent Developments — Private Placement Offering in July 2025.” We are registering the Securities in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before and after this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Stockholders in the below table is based upon 109,527,225 shares of Common Stock outstanding as of July 28, 2025.

24

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering(1)	Percentage of shares of Common Stock Owned After the Offering
3i, LP(2)	111,111	111,111	0	*
Abdulaziz Albassam	333,333	333,333	0	*
Abdulmajed Abdulaziz S Aloqail	133,333	133,333	0	*
Abri Advisors Ltd.(3)	44,444	44,444	0	*
Adam Segel	444,444	444,444	0	*
Ajay Focus Fund LP(4)	222,222	222,222	0	*
Alyeska Master Fund, L.P.(5)	4,444,444	4,444,444	0	*
Anthony Trotta	22,222	22,222	0	*
Ataraxia Enterprises LLC(6)	65,115	65,115	0	*
Cikoj Investments LLC(7)	2,222,222	2,222,222	0	*
CoinFund Liquid Opportunities LP(8)	888,888	888,888	0	*
DCG International Investments Ltd.(9)	444,444	444,444	0	*
Diametric True Alpha Enhanced Market Neutral Master Fund LP(10)	656,033	656,033	0	*
Diametric True Alpha Market Neutral Master Fund LP(11)	86,665	86,665	0	*
Electric Capital Partners Frontier Master Fund, LP(12)	2,200,000	2,200,000	0	*
Ethereum Tower Instant LLC(13)	84,181	84,181	0	*
FF Consumer Growth II, LP(14)	3,968,588	3,968,588	0	*
FF Consumer Growth, LLC(15)	1,179,675	1,179,675	0	*
Finality Liquid Opportunities Master Fund Ltd.(16)	215,496	215,496	0	*
Galaxy Digital LP(17)	222,222	222,222	0	*
GAMA EN SPV LLC(18)	11,450,000	11,450,000	0	*
Great Point Capital, LLC(19)	333,333	333,333	0	*
GSR Growth Investments LP (via GSR Growth Investments GP Ltd)(20)	444,444	444,444	0	*
H Eric Semler	666,666	666,666	0	*
Hexstone Capital LLC(21)	460,000	460,000	0	*
Highbridge Tactical Credit Institutional Fund, Ltd.(22)	368,667	368,667	0	*
Highbridge Tactical Credit Master Fund, L.P.(23)	1,853,555	1,853,555	0	*
JAK Opportunities XIX LLC(24)	450,000	450,000	0	*
Joshua Lim(25)	21,705	21,705	0	*
Keren Zhou(26)	33,075	33,075	0	*
Lincoln Alterative Strategies LLC(27)	222,222	222,222	0	*
LPT Holdings LLC(28)	33,333	33,333	0	*
Magnolia Private Office SA as trusteee of Nogu Trust	444,444	444,444	0	*
Mank Capital, LLC(29)	150,000	150,000	0	*
Marcy Simon	122,222	122,222	0	*
Miguel Gerardo Abadi	44,444	44,444	0	*
MNNC Capital Digital Asset Opportunities BTC Master Fund(30)	350,182	350,182	0	*
MNNC Capital Digital Asset Opportunities Master Fund(31)	333,333	333,333	0	*
Moonlight Capital Inc.(32)	808,113	808,113	0	*
MOZAYYX Tower SPV 1 LP(33)	5,890,462	5,890,462	0	*
Node Advisory LLC(34)	43,410	43,410	0	*
No Margin Fund, L.P.(35)	2,222,221	2,222,221	0	*
Occam Crest Fund, LP(36)	555,555	555,555	0	*
Pantera Blockchain Fund, LP(37)	1,498,707	1,498,707	0	*
Pantera DAT Opportunities Master Fund SP(38)	2,222,222	2,222,222	0	*
Pantera Liquid Token Fund LP(39)	777,778	777,778	0	*
ParaFi Quantative Strategies LP(40)	444,444	444,444	0	*
Payward, Inc.(41)	555,555	555,555	0	*
Peter Saperstone	111,111	111,111	0	*
Philip Eytan	83,333	83,333	0	*
Philip Eytan SD Family Trust(42)	83,333	83,333	0	*
Polar Multi-Strategy Master Fund(43)	1,777,777	1,777,777	0	*
Prelude Opportunity Fund LP(44)	368,413	368,413	0	*
Recharge Omakase Ltd/Recharge Holdings(45)	222,222	222,222	0	*
Republic Digital Opportunistic Digital Assets Master Fund, Ltd.(46)	666,666	666,666	0	*
Robert Forster	200,000	200,000	0	*
Rose Yan	15,000	15,000	0	*
S. Alexander Jacobson	888,888	888,888	0	*
Sabby Volatility Warrant Master Fund, Ltd.(47)	200,000	200,000	0	*
Segel Revocable Trust(48)	444,444	444,444	0	*
Shiliang Tang(49)	237,201	237,201	0	*
Singh Global LLC	44,444	44,444	0	*
Solios, Inc.(50)	2,222,222	2,222,222	0	*
Stanley Druckenmiller(51)	214,881	214,881	0	*
ThinkEquity LLC(52)	1,361,320	1,361,320	0	*
Thomas J Lee	222,222	222,222	0	*
Thomas J Lee 2012 Trust(53)	222,222	222,222	0	*
Three Fields Capital Management, LLC(54)	44,444	44,444	0	*
Tyler Myracle(55)	65,115	65,115	0	*
Utopia Capital, LLC(56)	166,666	166,666	0	*
Warberg WF XII LP(57)	16,500	16,500	0	*
Warberg WF XIII LP(58)	16,500	16,500	0	*

(*) Represents less than 1%.

(1)	As of July 25, 2025. Assumes (i) the sale of all shares of Common Stock offered pursuant to this prospectus, (ii) full exercise of all of the Pre-Funded Warrants and the sale of the Pre-Funded Warrant Shares, (iii) full exercise of all of the Strategic Advisor Warrants and the sale of the Strategic Advisor Warrant Shares, (iv) full exercise of all of the Placement Agent Warrants and the sale of the Placement Agent Warrant Shares and (v) full exercise of all of the Representative’s Warrants and the sale of the Representative’s Warrant Shares.

25

(2)	Maier J. Tarlow, manager of 3i Management LLC, the general partner of 3i, LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Tarlow may be deemed to be the beneficial owner of such shares. Mr. Tarlow, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of 3i, LP is 2 Wooster St, Floor 2, New York, NY 10013.
(3)	Jeffrey Tirman, the president of Abri Advisors Ltd. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Tirman may be deemed to be the beneficial owner of such shares. Mr. Tirman, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Abri Advisors Ltd. is Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
(4)	John N. Ajay, the general partner of Ajay Focus Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Ajay may be deemed to be the beneficial owner of such shares. Mr. Ajay, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Ajay Focus Fund LP is c/o Occam Crest Management LP 30 Old King’s Highway South, Darien, CT 06820.
(5)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands.
(6)	Consists of 65,115 shares of Common Stock underlying the Strategic Advisor Warrants. Raymond Genco, the authorized signatory for Ataraxia Enterprises LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Genco may be deemed to be the beneficial owner of such shares. Mr. Genco, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Ataraxia Enterprises LLC is 6 Liberty Square, PMB 90928, Boston, MA 02109.
(7)	Kyle Doppelt, manager of Cikoj Investments LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Doppelt may be deemed to be the beneficial owner of such shares. Mr. Doppelt, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Cikoj Investments LLC is 800 North State Street, Dover, DE 19901.
(8)	Seth Ginns, managing partner of CoinFund Liquid Opportunities LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Ginns may be deemed to be the beneficial owner of such shares. Mr. Ginns, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of CoinFund Liquid Opportunities LP is 5 Bryant Park, Suite 1003, New York, NY 10018.
(9)	Barry Silbert, director of DCG International Investments Ltd. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Silbert may be deemed to be the beneficial owner of such shares. Mr. Silbert, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of DCG International Investments Ltd. is 3 Mill Creek Rd. Suite #14, Pembroke HM 05, Bermuda.
(10)	Nainoor Thakore, founder and CIO of Diametric True Alpha Enhanced Market Neutral Master Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Thakore may be deemed to be the beneficial owner of such shares. Mr. Thakore, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Diametric True Alpha Enhanced Market Neutral Master Fund LP is 131 Dartmouth Street, 3rd floor, Boston, MA 02116.
(11)	Nainoor Thakore, founder and CIO of Diametric True Alpha Market Neutral Master Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Thakore may be deemed to be the beneficial owner of such shares. Mr. Thakore, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Diametric True Alpha Market Neutral Master Fund LP is 131 Dartmouth Street, 3rd floor, Boston, MA 02116.
(12)	Curtis Spencer, managing member of Electric Capital Partners Frontier Master Fund, LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Spencer may be deemed to be the beneficial owner of such shares. Mr. Spencer, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Electric Capital Partners Frontier Master Fund, LP is c/o International Corporation Services Ltd., Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, Geroge Town, Grand Cayman HY1-1106, Cayman Islands.
(13)	Consists of 84,181 shares of Common Stock underlying the Strategic Advisor Warrants. The address of Ethereum Tower Instant LLC is 111 Congress Ave., Suite 1200, Austin, TX 78701.

26

(14)	Includes 3,926,759 shares of Common Stock and 41,829 shares issuable upon exercise of the Strategic Advisor Warrants held by FF Consumer Growth II B, LLC, which is a wholly-owned subsidiary of FF Consumer Growth II, LP. Peter Thiel, the ultimate control person of FF Consumer Growth II, LP, has voting and investment control of the shares held by FF Consumer Growth II, LP and FF Consumer Growth II B, LLC and may be deemed to be the beneficial owner of such shares. The address of FF Consumer Growth II, LP is One Letterman Drive, Building D, Floor 5, San Francisco, CA 94129.
(15)	Includes 1,167,241 of Common Stock and 12,434 shares issuable upon exercise of the Strategic Advisor Warrants held by FF Consumer Growth B, LLC, which is a wholly-owned subsidiary of FF Consumer Growth, LLC. Peter Thiel, the ultimate control person of FF Consumer Growth, LLC, has voting and investment control of the shares held by FF Consumer Growth, LLC and FF Consumer Growth B, LLC and may be deemed to be the beneficial owner of such shares. The address of FF Consumer Growth, LLC is One Letterman Drive, Building D, Floor 5, San Francisco, CA 94129.
(16)	David Grider and Komal Mokeddem, partner and general managing partner, respectively, of Finality Liquid Opportunities Master Fund Ltd. (the “Selling Stockholder”), have voting and investment control of the shares held by the Selling Stockholder. Mr. Grider and Mr. Mokeddem may be deemed to be the beneficial owner of such shares. Mr. Grider and Mr. Mokeddem, however, disclaim any beneficial ownership of the shares held by the Selling Stockholder. The address of Finality Liquid Opportunities Master Fund Ltd. is 9903 S. Santa Monica Blvd., #2900, Beverly Hills, CA 90212.
(17)	Andrew Taubman, Deputy COO of Galaxy Digital LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Taubman may be deemed to be the beneficial owner of such shares. Mr. Taubman, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Galaxy Digital LP is 300 Vesey Street, Floor 13, New York, NY 10282.
(18)	Consists of 2,544,000 shares of Common Stock from the PIPE Offering and 8,906,000 shares of Common Stock underlying the Pre-Funded Warrants. Graticule Asia Macro Advisors LLC (“Graticule”), the manager of GAMA EN SPV, LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Adam Jason Levinson is the Chief Investment Officer of Graticule and may be deemed to be the beneficial owner of such shares. Mr. Levinson, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder except to the extent of his pecuniary interest therein. The address of GAMA EN SPV, LLC is c/o Graticule Asia Macro Advisors LLC, 697 Third Avenue, New York, NY 10017.
(19)	Dan Dimiero, manager of Great Point Capital, LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Dimiero may be deemed to be the beneficial owner of such shares. Mr. Dimiero, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Great Point Capital, LLC is 12301 Research Blvd., #4-270, Austin, TX 78759.
(20)	GSR Growth Investments GP Ltd is the general partner of GSR Growth Investments LP (the “Selling Stockholder”), and has voting and investment control of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of such shares. The registered address of the Selling Stockholder and GSR Growth Investments GP is c/o Zedra Booths Hall, Booths Park 3, Chelford Road, Knutsford, Chesire, United Kingdom, WA16 8GS.
(21)	Brendan O’Neil, is the manager of Hexstone Management, LLC, the manager of Hexstone Capital, LLC, has power to vote and/or dispose of the Shares beneficially owned by Hexstone Capital, LLC. Mr. O’Neil disclaims beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein. The number of shares owned by the Selling Stockholder includes 10,000 shares owned by Brendan O’Neil. The address of Hexstone Capital LLC is 3053 Fillmore Street, Suite 303, San Francisco, CA 94123.
(22)	Highbridge Capital Management, LLC (“HCM”) is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. (the “Fund”). The Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Fund is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(23)	Highbridge Capital Management, LLC (“HCM”) is the trading manager of Highbridge Tactical Credit Master Fund, L.P. (the “Fund”). The Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Fund is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(24)	JAK Opportunities XIX LLC (the “Selling Stockholder”) is a wholly owned subsidiary of ATW Master Fund V L.P. (the “Fund”). Antonio Ruiz-Gimenez and Kerry Propper are the managing members (the “Managing Members”) of the Fund’s investment manager, ATW Partners Opportunities Management LLC (the “Adviser”). The Fund, Adviser and the Managing Members may be deemed to have shared voting and dispositive power over the shares held by the Selling Stockholder, and each disclaim beneficial ownership of such shares. The address of the Selling Stockholder is c/o ATW Partners, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119.

27

(25)	Consists of 21,705 shares of Common Stock underlying the Strategic Advisor Warrants.
(26)	Consists of 22,222 shares of Common Stock and 10,853 shares of Common Stock underlying the Strategic Advisor Warrants.
(27)	Stephen J Temes, managing member of Lincoln Alternative Strategies LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Temes may be deemed to be the beneficial owner of such shares. Mr. Temes, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Lincoln Alternative Strategies LLC is 404 Washington Ave, Suite 650, Miami Beach, Florida 33139.
(28)	Luca Schnetzler, CEO of LPT Holdings LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Schnetzler may be deemed to be the beneficial owner of such shares. Mr. Schnetzler, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of LPT Holdings LLC is 16192 Coastal Highway, Lewes, DE 19958.
(29)	Jess Mogul, President of Mank Capital, LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Mogul may be deemed to be the beneficial owner of such shares. Mr. Mogul, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Mank Capital, LLC is 347 West 87th Street, Apt. 2R, New York, NY 10024.
(30)	Shiliang Tang, CEO of MNNC Capital Digital Asset Opportunities BTC Master Fund (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Tang may be deemed to be the beneficial owner of such shares. Mr. Tang, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of MNNC Capital Digital Asset Opportunities BTC Master Fund is c/o MNNC Group LLC, 525 Washington Blvd, Floor 3, New Jersey, NJ 07310.
(31)	Shiliang Tang, CEO of MNNC Capital Digital Asset Opportunities Master Fund (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Tang may be deemed to be the beneficial owner of such shares. Mr. Tang, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of MNNC Capital Digital Asset Opportunities Master Fund is c/o MNNC Group LLC, 525 Washington Blvd, Floor 3, New Jersey, NJ 07310.
(32)	Fredric Durr, Director of Moonlight Capital Inc. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Durr may be deemed to be the beneficial owner of such shares. Mr. Durr, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Moonlight Capital Inc. is 17 Avenue De L Annonciade, Monaco 98000, Monaco.
(33)	Consists of 3,333,333 share of Common Stock and 2,557,129 shares of Common Stock underlying the Strategic Advisor Warrants. Xuan Yong, managing partner of MOZAYYX Tower SPV I LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Yong may be deemed to be the beneficial owner of such shares. Mr. Yong, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of MOZAYYX Tower SPV I LP is 111 Congress Avenue, Suite 1200, Austin, TX 78701.
(34)	Consists of 43,410 shares of Common Stock underlying the Strategic Advisor Warrants.
(35)	The reported shares are owned by No Margin Fund, L.P., Stanley F. Druckenmiller, the ultimate natural person beneficial owner of Duquesne Family Office LLC, the general partner, commodity pool operator, manager and commodity trading advisor of No Margin Fund, L.P., shares voting and investment power over the shares held by No Margin Fund, L.P. with Duquesne Family Office LLC and No Margin Fund, L.P. The principal business address of No Margin Fund, L.P. is 40 West 57th Street, 25th Floor, New York, NY 10019.
(36)	Sturgis Woodberry, general partner of Occam Crest Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Woodberry may be deemed to be the beneficial owner of such shares. Mr. Woodberry, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Occam Crest Fund LP is c/o Occam Crest Management LP, 30 Old King’s Highway South, Darien, CT 06820.
(37)	Consists of 826,800 shares of Common Stock from the PIPE Offering, 54,263 shares of Common Stock underlying the Strategic Advisor Warrants. and 617,644 shares of Common Stock underlying the Pre-Funded Warrants. Mathew Gorham, authorized signatory of Pantera Blockchain Fund, LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Gorham may be deemed to be the beneficial owner of such shares. Mr. Gorham, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Pantera Blockchain Fund, LP is 600 Montgomery Street, San Francisco, CA 94111.
(38)	Consists of 1,272,000 shares of Common Stock from the PIPE Offering and 950,222 shares of Common Stock underlying the Pre-Funded Warrants. Mathew Gorham, authorized signatory of Pantera DAT Opportunities Master Fund SP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Gorham may be deemed to be the beneficial owner of such shares. Mr. Gorham, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Pantera DAT Opportunities Master Fund SP is 600 Montgomery Street, San Francisco, CA 94111.

28

(39)	Consists of 445,200 shares of Common Stock from the PIPE Offering and 332,578 shares of Common Stock underlying the Pre-Funded Warrants. Mathew Gorham, authorized signatory of Pantera Liquid Token Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Gorham may be deemed to be the beneficial owner of such shares. Mr. Gorham, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Pantera Liquid Token Fund LP is 600 Montgomery Street, San Francisco, CA 94111.
(40)	ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to ParaFi Quantitative Strategies LP (the “Selling Stockholder”). Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, holds sole voting and investment power over the shares held by the Selling Stockholder. Accordingly, ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for the Selling Stockholder is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(41)	The shares are held directly by Payward, Inc. Arjun Sethi is the Co-Chief Executive Officer of Payward, Inc. The address of record is 1603 Capitol Ave., Suite 517B, Cheyenne, WY 82001.
(42)	Phillip Eytan, managing member of Philip Eytan SD Family Trust (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Eytan may be deemed to be the beneficial owner of such shares. Mr. Eytan, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Philip Eytan SD Family Trust is 330 South Popular Avenue, Suite 103, Pierre, SD 57501.
(43)	The shares are held directly by Polar Multi-Strategy Master Fund (the “Polar Fund”). The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario, M5J 0E6 Canada.
(44)	Nainoor Thakore, managing member of Diametric Capital LP, the sub advisor of Prelude Opportunity Fund LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Thakore may be deemed to be the beneficial owner of such shares. Mr. Thakore, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Prelude Opportunity Fund LP is 131 Dartmouth Street, 3rd floor, Boston, MA 02116.
(45)	Yuchen Gu, director of Recharge Omakase Ltd/Recharge Holdings (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Gu may be deemed to be the beneficial owner of such shares. Mr. Gu, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Recharge Omakase Ltd/Recharge Holdings is 245 Fifth Avenue, 1001, New York, NY 10016.
(46)	Republic Digital Fund Manager LLC (“Republic Digital”) serves as the investment manager to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. (the “Selling Stockholder”). Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital and, in such capacity, holds voting and investment power over the shares held by the Selling Stockholder. Accordingly, Republic Digital and Mr. Naggar may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of Republic Digital and Mr. Naggar disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for the Selling Stockholder is 149 5th Avenue, 10th Floor, New York, NY 10010.
(47)	Consists of 200,000 shares of Common Stock underlying the Pre-Funded Warrants. The Securities are held by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”). Sabby Management, LLC, the investment manager to Sabby, has discretionary authority to vote and dispose of the shares held by Sabby and may be deemed to be the beneficial owner of these shares. Hal Mintz (“Mr. Mintz”), in his capacity as manager of Sabby Management, LLC, may also be deemed to have investment discretion and voting power over the Securities held by Sabby. Sabby Management, LLC and Mr. Mintz each disclaim any beneficial ownership of these Securities. The address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Captiva (Cayman) Ltd, Governors Square, Building 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O. Box 32315, Grand Cayman KY1-1209, Cayman Islands. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.
(48)	Alvin G. Segel, trustee of Segel Revocable Trust (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Segel may be deemed to be the beneficial owner of such shares. Mr. Segel, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Segel Revocable Trust is 4756 Golf Course Drive, Westlake Village, CA 91362.
(49)	Consists of 215,496 shares of Common Stock and 21,705 shares of Common Stock underlying the Strategic Advisor Warrants.

29

(50)	Brian Walter Crist, secretary of Solios, Inc. (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Crist may be deemed to be the beneficial owner of such shares. Mr. Crist, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Solios, Inc. is 1850 Gateway Drive, 6th Floor, San Mateo, CA 94404.
(51)	Consists of 214,881 shares of Common Stock underlying the Strategic Advisor Warrants.
(52)	Consists of (i) 1,231,945 shares of Common Stock underlying the Placement Agent Warrants and (ii) 129,375 shares of Common Stock underlying the Representative’s Warrants. The Placement Agent Warrants and the Representative’s Warrants were issued to certain employee designees of ThinkEquity as permitted under the Placement Agency Agreement and the Underwriting Agreement, respectively. The address of ThinkEquity LLC, and such designees, is 17 State Street, 41st Floor, New York, NY 10004.
(53)	Thomas Jong Lee, trustee of Thomas J Lee 2012 Trust (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Lee may be deemed to be the beneficial owner of such shares. Mr. Lee, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Thomas J Lee 2012 Trust is 510 West Road, New Canaan, CT 06840.
(54)	Walter Jin, managing member of Three Fields Capital Management, LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Jin may be deemed to be the beneficial owner of such shares. Mr. Jin, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Three Fields Capital Management, LLC is 301 Mission Street, Apt. 45E, San Francisco, CA 94105.
(55)	Consists of 65,115 shares of Common Stock underlying the Strategic Advisor Warrants.
(56)	Joseph Lucosky, manager of Utopia Capital, LLC (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Lucosky may be deemed to be the beneficial owner of such shares. Mr. Lucosky, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Utopia Capital, LLC is 101 South Wood Avenue, Iselin, NJ 08830.
(57)	Daniel Warsh, manager of Warberg WF XII LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Warsh may be deemed to be the beneficial owner of such shares. Mr. Warsh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Warberg WF XII LP is 716 Oak Street, Winnetka, IL 60093.
(58)	Daniel Warsh, manager of Warberg WF XIII LP (the “Selling Stockholder”), has voting and investment control of the shares held by the Selling Stockholder. Mr. Warsh may be deemed to be the beneficial owner of such shares. Mr. Warsh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Warberg WF XIII LP is 716 Oak Street, Winnetka, IL 60093.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the Securities, (ii) as described in the section of this prospectus titled “Prospectus Summary — Recent Developments — Private Placement Offering in July 2025,” and (iii) as described in this section and in the table and footnotes above.

30

PLAN OF DISTRIBUTION

Each Selling Stockholder of the Securities and any of their pledgees, donees, transferees, assignees, designees and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in privately negotiated transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such selling shareholder to close out its short position;

●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of the Selling Stockholder;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.

31

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus form a part.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We are obligated to maintain the effectiveness of this registration statement until all of the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares, registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Pursuant to the terms of the Placement Agent Warrants, we are also obligated to register the Placement Agent Warrants and Placement Agent Warrant Shares. Pursuant to the terms of the Representative’s Warrants, we are also obligated to register the Representative’s Warrants and Representative’s Warrant Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

32

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for us by Winston & Strawn LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of our Company as of and for the years ended August 31, 2024 and 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2024, have been so incorporated in reliance on the report of Bush and Associates CPA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

Our transfer agent is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Suite 106, Encinitas, CA 92024.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.sharplink.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. We incorporate by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 (filed on December 9, 2024 and as amended on April 3, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2024 (filed on January 10, 2025), February 28, 2025 (filed on April 14, 2025), May 31, 2025 (filed on July 2, 2025), and our Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2025 (filed on July 3, 2025); and

●	our Current Reports on Form 8-K filed on November 7, 2024, May 16, 2025, May 20, 2025, May 29, 2025, June 10, 2025, June 30, 2025, July 2, 2025, July 3, 2025, July 9, 2025, July 14, 2025, July 17, 2025, July 24, 2025 and July 28, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K).

●	our Registration Statement on Form 8-A filed with the Commission on June 2, 2025 (File No. 001-42675), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. You should direct requests for documents to:

Bitmine Immersion Technologies, Inc.

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

Attention: Chief Financial Officer

Phone: (404) 816-8240

33

45,113,714 Shares of Common Stock

11,006,444 Pre-Funded Warrants to Purchase up to 11,006,444 Shares of Common Stock

11,006,444 Shares of Common Stock Underlying Pre-Funded Warrants

3,192,620 Strategic Advisor Warrants to Purchase up to 3,192,620 Shares of Common Stock

3,192,620 Shares of Common Stock Underlying Strategic Advisor Warrants

1,231,945 Placement Agent Warrants to Purchase up to 1,231,945 Shares of Common Stock

1,231,945 Shares of Common Stock Underlying Placement Agent Warrants

129,375 Representative’s Warrants to Purchase up to 129,375 Shares of Common Stock

129,375 Shares of Common Stock Underlying Representative’s Warrants

PROSPECTUS

July 29, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions

The following table sets forth the costs and expenses payable by Bitmine Immersion Technologies, Inc. (the “Company” or “Bitmine”) in connection with the offering and sale of the shares of Common Stock, par value $0.0001 per share, (the “Common Stock”) being registered. All amounts shown are estimates, except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee		$370,453.48
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Miscellaneous		*
Total	$	*

* These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a company to eliminate the personal liability of directors of a company to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his, her, or its duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter, as amended provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or senior officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the company for another company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he, she, or it was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he, she, or it reasonably believed to be in or not opposed to the best interests of the company, and, in any criminal action or proceeding, had no reasonable cause to believe his, her, or its conduct was unlawful, except that, in the case of actions brought by or in the right of the company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In accordance with the Company’s Amended and Restated Certificate of Incorporation as stated in Article 6 titled “Liabilities; Indemnification:”

II-1

6.1 To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director or senior officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or senior officer. No amendment to, modification of, or repeal of Section 6.1 shall apply to or have any effect on the liability or alleged liability of any director or senior officer of the Corporation for or with respect to any acts or omissions of such director or senior officer occurring prior to such amendment.

6.2 The Company may indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was a director, or senior officer, employee, or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, senior officer, employee, or agent at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this Section 6.2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Pursuant to Article XI titled “Indemnification” of the Company’s Bylaws, the Company shall indemnify its directors and officers to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of Article XI.

The right of the Company’s directors and officers to indemnification under the Company’s charter and bylaws is not exclusive of any other right which they may have or hereafter acquire under any statute, our charter, our bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

To the fullest extent permitted by the DGCL or any other applicable law, the Company, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article XI.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

II-2

Item 16. Exhibits

(a) Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement by and between Bitmine Immersion Technologies, Inc. and ThinkEquity LLC (incorporated by reference from the Registration Statement on Form S-1, as amended (File No. 333-284361)).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Form 8-K filed September 6, 2022).

3.2	Amended and Restated Bylaws (incorporated by reference from the Registration Statement on Form S-1, as amended (File No. 333-284361)).

4.1	Form of Pre-Funded Warrant, dated June 30, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 3, 2025)).

4.2	Form of Strategic Advisor Warrant, dated July 8, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 9, 2025).

4.3	Form of Placement Agent Warrant, dated June 27, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 3, 2025).

4.4	Form of Representative’s Warrant dated June 4, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on June 10, 2025)

5.1***	Opinion of Winston & Strawn LLP.

23.1***	Consent of Bush and Associates CPA.

23.2***	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1***	Powers of Attorney (included on the signature page of Registration Statement).

101	Interactive Data File

107***	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.
***	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

II-3

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-4

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 29, 2025.

BITMINE IMMERSION TECHNOLOGIES, INC.

By:	/s/ Jonathan Bates
Name:	Jonathan Bates
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan Bates and Raymond Mow, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jonathan Bates	Chief Executive Officer and Director	July 29, 2025
Jonathan Bates	(Principal Executive Officer)

*	Chief Financial Officer and Director	July 29, 2025
Raymond Mow	(Principal Financial Officer and Principal Accounting Officer)

*	Director and Chairman of the Board of Directors	July 29, 2025
Thomas Lee

*	Director and President	July 29, 2025
Erik S. Nelson

*	Director and Corporate Secretary	July 29, 2025
Seth Bayles

*	Director	July 29, 2025
John Kelly

*	Director	July 29, 2025
Michael Maloney

*	Director	July 29, 2025
Lori Love

* By	/s/ Jonathan Bates
Name:	Jonathan Bates
Title:	Attorney-in-fact

II-6